UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, For Use of the Commission Only (as permitted by Rule 14a-6
       (e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12

                            LUCENT TECHNOLOGIES INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

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         (4) Date Filed:

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                                EXPLANATORY NOTE

     Lucent Technologies Inc. previously filed a definitive proxy statement/prospectus, dated August 4, 2006, with respect to the special meeting of Lucent shareowners to be held on September 7, 2006. The Lucent special meeting is being held to (i) consider and vote on the proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 2, 2006, by and among Lucent, Alcatel and Aura Merger Sub, Inc., and the transactions contemplated by the merger agreement and (ii) transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting. The following supplements the disclosure in the proxy statement/prospectus.

                             SUPPLEMENTAL DISCLOSURE

(1) THE SECTION OF THE PROXY STATEMENT/PROSPECTUS ENTITLED "LUCENT RECENT DEVELOPMENTS - LUCENT SHAREOWNER LITIGATION" IS HEREBY SUPPLEMENTED BY ADDING THE FOLLOWING AS THE LAST PARAGRAPH IN THAT SECTION:

          "On August 22, 2006, the plaintiffs in Resnick filed a motion for expedited discovery and for a preliminary injunction seeking to enjoin the vote of Lucent's shareowners on the proposed merger with Alcatel scheduled for September 7, 2006. During a conference with the Court on August 23, 2006, the plaintiffs withdrew their motion for expedited discovery and the court scheduled a hearing for September 6, 2006, to consider whether to grant an injunction to postpone the Lucent shareowners meeting.

          On September 1, 2006, Lucent entered into a memorandum of understanding with the plaintiffs to settle both the RESNICK and AR MALEY TRUST actions and the September 6, 2006 hearing on the preliminary injunction will not occur. The settlement will be subject to customary conditions including court approval and consummation of the merger. The terms of the settlement will be described in a notice that will be furnished at a later date."

(2) THE SECTION OF THE PROXY STATEMENT/PROSPECTUS ENTITLED "THE MERGER - OPINION OF JPMORGAN, FINANCIAL ADVISOR TO LUCENT - MISCELLANEOUS" IS HEREBY SUPPLEMENTED BY ADDING THE FOLLOWING AT THE END OF THE THIRD PARAGRAPH OF THAT SECTION:

          "For the calendar years 2004, 2005, and 2006, the aggregate amount of fees paid by Lucent to JPMorgan for financial services rendered to Lucent totaled $14.7 million. These payments were for services that were not related to the proposed merger. The figure stated above excludes the amount paid or payable to JPMorgan pursuant to its engagement with respect to the proposed merger, which is set forth above."

(3) THE SECTION OF THE PROXY STATEMENT/PROSPECTUS ENTITLED "THE MERGER - OPINION OF MORGAN STANLEY, FINANCIAL ADVISOR TO LUCENT - MISCELLANEOUS" IS HEREBY SUPPLEMENTED BY ADDING THE FOLLOWING AS THE PENULTIMATE SENTENCE OF THE LAST PARAGRAPH IN THAT SECTION:

          "For the calendar years 2004, 2005, and 2006, the aggregate amount of fees paid by Lucent to Morgan Stanley for financial services rendered to Lucent totaled $1.8 million. These payments were for services that were not related to the proposed merger. The figure stated above excludes the amount paid or payable to Morgan Stanley pursuant to its engagement with respect to the proposed merger, which information is set forth above."


WHERE TO FIND ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the "Form F-4"), which includes a definitive proxy statement/prospectus, dated August 4, 2006, relating to the Alcatel ordinary shares underlying the Alcatel American Depositary Shares ("ADS") to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the "Form F-6" and together with the Form F-4, the "Registration Statements") to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.